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                                                                     Exhibit 3.1

                                   CERTIFICATE
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                            BEFORE PAYMENT OF CAPITAL
                                       OF
                               GOSS HOLDINGS, INC.

                                     * * * *

                    ADOPTED IN ACCORDANCE WITH THE PROVISIONS
               OF Section 241 AND Section 245 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                                     * * * *

                  The undersigned on behalf of Goss Holdings, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

                  FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on November 3, 1999 (the "Certificate of Incorporation") under the name of Goss Holdings, Inc.

                  SECOND: The Board of Directors of the Corporation, pursuant to unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate in its entirety to read as set forth in EXHIBIT A attached hereto and made a part hereof (the "Restated Certificate of Incorporation").

                  THIRD: In accordance with Section 228, Section 241 and Section 245 of the General Corporation Law of the State of Delaware, the Restated Certificate of Incorporation was duly approved and adopted by the Board of Directors of the Corporation. No shares of stock of the Corporation have been issued as of the date hereof.

                                    * * * * *


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                  IN WITNESS WHEREOF, the undersigned on behalf of the
Corporation for the purpose of amending and restating the Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation Before Payment of Capital this 19th day of November, 1999.

                                         Goss Holdings, Inc.,
                                         a Delaware corporation

                                         By:      /s/ JOSEPH P. GAYNOR, III
                                              ---------------------------------
                                              Name:    Joseph P. Gaynor, III
                                              Title:   Executive Vice President

                                       -2-


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                                                                       EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               GOSS HOLDINGS, INC.

                                    ARTICLE I

                  The name of the corporation (which is hereinafter referred to as the "Corporation") is:


                               Goss Holdings, Inc.

                                   ARTICLE II

                  The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

SECTION I.  AUTHORIZED SHARES

                  The total number of shares of capital stock which the Corporation has authority to issue is 15,000,000 shares, consisting of:


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                                                                       EXHIBIT A


(1) 11,863,750 shares of Class A Common Stock, par value $0.01 per share ("Class A Common"); and

(2) 3,136,250 shares of Class B Common Stock, par value $0.01 per share ("Class B Common").

                  The Class A Common and Class B Common are referred to collectively as the "Common Stock." The shares of Common Stock shall have the rights, preferences and limitations set forth below.

SECTION II.   COMMON STOCK AND DIRECTORS

                  Except as otherwise provided in this Part B or as otherwise required by applicable law, all shares of Class A Common and Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights, preferences and privileges, subject to the same qualifications, limitations and restrictions, as set forth herein.

         Part A. VOTING RIGHTS. Except as otherwise provided in Part B or as otherwise required by applicable law, all holders of Class A Common and Class B Common shall be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and the holders of Class A Common and Class B Common shall vote together as a single class.

         Part B.  NUMBER AND ELECTION OF DIRECTORS.

                           (a) The number of directors which shall constitute
                  the Corporation's board of directors shall be nine (9). Seven
                  (7) directors (the "Class A Directors") shall be elected by a plurality of the votes of the shares of Class A Common present in person or represented by proxy at the meeting and entitled to vote in the


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                                                                       EXHIBIT A


                  election of directors; provided, however, that the number of Class A Directors shall be increased to eight at such time as the number of Class B Directors is reduced to one pursuant to the proviso clause of the next following sentence; and further provided that the number of Class A Directors shall be increased to none at such time as no shares of Class B Common remain outstanding. Two (2) directors (the "Class B Directors" and, together with the Class A Directors, the "Directors") shall be elected by a plurality of the votes of the shares of Class B Common present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that if, at any time on or after the second anniversary of the Effective Date (as defined in Part D below), the number of shares of Class B Common remaining issued and outstanding is less than 1,568,125 (as such number is from time to time adjusted to reflect any subdivision or combination of the Class B Common), then the number of directors to be elected by the holders of Class B Common shall forthwith be reduced to one and the holders of a majority of the then outstanding shares of Class B Common shall forthwith cause the number of Class B Directors then serving to be reduced to one (and failing such action by such holders, the younger of the Class B Directors shall automatically, without further action, be deemed to have resigned.) All Directors shall have one vote on all matters to be voted on by the Corporation's board of directors.


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                                                                       EXHIBIT A


                           (b) Directors shall be elected at an annual meeting
                  of stockholders, and each Director shall hold office until a successor is duly elected and qualified, or until his or her earlier death, resignation (including deemed resignation) or removal; provided, however, that the term of office of all Class B Directors shall automatically terminate at such earlier time as no shares of Class B Common remain outstanding.

                           (c) Any Class A Director may be removed at any time,
                  with or without cause, by the holders of a majority of the Class A Common. Any Class B Director may be removed at any time, with or without cause, by the holders of a majority of the Class B Common. Any Director may resign at any time upon written notice to the Corporation.

                           (d) Vacancies in Class A Directorships shall be
                  filled by a majority of the Class A Directors then in office, though less than a quorum, or by plurality of the votes of the holders of Class A Common if no Class A Directors are then in office. Vacancies in Class B Directorships shall be filled by a majority of the Class B Directors then in office, though less than a quorum, or by plurality of the votes of the holders of Class B Common if no Class B Directors are then in office.

                           (e) A majority of the total number of Directors shall
                  constitute a quorum for the transaction of business. The vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of

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                                                                       EXHIBIT A


                  directors, the directors present thereat may adjourn the meeting from time to time, without notice other than adjournment at the meeting, until a quorum shall be present.

         Part C. STOCK SPLITS AND STOCK DIVIDENDS. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split, combination or otherwise) the outstanding Common Stock of one class unless the outstanding Common Stock of all the other classes shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class A Common to the holders of Class A Common and in Class B Common to the holders of Class B Common.

         Part D.  CONVERSION INTO SHARES OF CLASS A COMMON.

         (a) OPTIONAL CONVERSION. Any holder of shares of Class B Common shall have the right at any time to convert any share of Class B Common into one share of Class A Common, by presenting the necessary certificates to the Corporation for transfer.

         (b)      MANDATORY CONVERSION.

                  (i) As used herein, (i) "Original Holder" shall mean any person who became a beneficial owner of Class B Common pursuant to and in accordance with the Second Amended Plan of Reorganization of the Corporation, as amended (the "Plan of Reorganization"), on the effective date of the consummation of such Plan of Reorganization (the "Effective Date"), (ii) an "affiliate" of an Original Holder shall mean any person directly or


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                                                                       EXHIBIT A


                           indirectly controlling or controlled by, or under direct or indirect common control with, such Original Holder, where "control" as used with respect to any person means that possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through ownership of voting securities, by agreement or otherwise, (iii) "person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, and (iv) "beneficial ownership" shall have the same meaning as such term has under Rule 13d-3 of the Securities Act of 1933, as amended (or as defined in any successor to such Rule).

                  (ii) Upon the transfer of beneficial ownership of any shares of Class B Common by an Original Holder or by an affiliate of such Original Holder to any person (other than such Original Holder or any affiliate of such Original Holder), then the shares of Class B Common so transferred will automatically be converted into the same number of shares of Class A Common.

                  (iii) If at any time prior to the second anniversary of the Effective Date, the number of shares of Class B Common at any time remaining issued and outstanding is less than 450,000 (as such number is from time to time


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                                                                       EXHIBIT A


                           adjusted to reflect any subdivision or combination of the Class B Common), then all shares of Class B Common then issued and outstanding shall thereupon automatically be converted without further action into the same number of shares of Class A Common.

                  (iv) If at any time on or after the second anniversary of the Effective Date, the number of shares of Class B Common at any time remaining issued and outstanding is less than 627,250 (as such number is from time to time adjusted to reflect any subdivision or combination of the Class B Common), then all shares of Class B Common then issued and outstanding shall thereupon automatically be converted without further action into the same number of shares of Class A Common.

                  (v) Each Original Holder shall cooperate with the Corporation in monitoring transfers in beneficial ownership and, from time to time upon request by the Corporation, shall certify to the Corporation whether or not such Original Holder or an affiliate of such Original Holder is the beneficial owner of the shares of Class B Common as to which such Original Holder originally became the beneficial owner pursuant to the Plan of Reorganization.

                  (vi) Upon any conversion of shares of Class B Common into Class A Common pursuant to the provisions of this paragraph (b) of Part D (including any deemed conversion), the holder or holders of the shares of Class B


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                                                                       EXHIBIT A


                           Common so converted shall present the certificates evidencing such shares to the Corporation for reissuance as shares of Class A Common. Upon conversion of shares of Class B Common into Class A Common, the shares of Class B Common so converted shall forthwith be cancelled and shall not be reissued.

         Part E. AMENDMENT AND WAIVER. No proposed amendment of any provision of this Article IV shall be effective without the prior written consent of the holders of at least a majority of the then outstanding shares of Class A Common voting as a single class or Class B Common voting as a single class, as the case may be, if the amendment would increase or decrease the aggregate number of authorized shares of such class or increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

                                    ARTICLE V

                  Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                   ARTICLE VI

                  In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the "Board") is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.


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                                                                       EXHIBIT A


                                   ARTICLE VII

                  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                                  ARTICLE VIII

                  Section 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omission snot in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  Section  2. INDEMNIFICATION AND INSURANCE.

                  (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that


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                                                                       EXHIBIT A


he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of this final disposition; PROVIDED.


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                                                                       EXHIBIT A


HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant ha snot met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claims, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a


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                                                                       EXHIBIT A


determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

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